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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    Form 8-K

                                 CURRENT REPORT



         Pursuant to Section 13 or 15(d) of The Securities Act of 1934



Date of Report (Date of earliest event reported)                 January 9, 2001



                         ALPHA TECHNOLOGIES GROUP, INC.
                         ------------------------------
             (Exact name of registrant as specified in its charter)


           Delaware                0-14365                 76-0079338
    ---------------------        -----------           ------------------
      (State or other            (Commission            (I.R.S. Employer
      jurisdiction of            File Number)          Identification No.)
       incorporation)


          11990 San Vicente Blvd., Suite 350   Los Angeles, CA  90049
          -----------------------------------------------------------
           Address of principal executive offices         (Zip Code)



      Registrant's telephone number, including area code      310-566-4005


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Item 2.  Acquisition or Disposition of Assets.


     January 9, 2001, pursuant to a Stock Purchase Agreement (the "SPA") dated September 18, 2000, as amended by Amendment No. 1 dated November 10, 2000, Alpha Technologies Group, Inc. ("Alpha"), purchased all of the outstanding Common Stock of National Northeast Corporation ("NNE") from Mestek, Inc. (the "Seller") of Westfield, Massachusetts. NNE is engaged, and Alpha intends to continue to engage through NNE, in the thermal management and aluminum extrusion business in Pelham, New Hampshire.

     The purchase price was $49,900,000 in cash, subject to adjustment based upon working capital as of the Closing. Pursuant to the SPA, the Seller and certain of its affiliates agreed not to engage in the manufacture and sale of aluminum extrusions and aluminum heat sinks for four and one half years. The terms of the transaction, including the purchase price, were the result of arms length negotiations between Alpha and Seller.

     Alpha used $14,800,000 of its cash on hand and $39,800,000 in borrowings under its new credit facility to pay: (i) the purchase price, (ii) $1,300,000 in transaction costs and costs for the new credit facility and (iii) $3,400,000 in outstanding debt under its old credit facilities, including a $378,000 early termination fee.

     Simultaneously with the closing of the SPA, the Company and its subsidiaries, as guarantors, entered into a Credit Agreement (the "Credit Agreement') with Union Bank of California, N.A. ("Union Bank") as sole lead arranger and administrative agent and several banks and other financial institutions named in the Credit Agreement . The Credit Agreement provides for a revolving loan facility of up to $15,000,000, and a $35,000,000 term facility, maturing on January 8, 2006. The advances on the revolving loans are based on eligible accounts receivable. Prior to the closing under the Credit Agreement, the Company paid off, with its cash on hand, the credit facility entered into on April 16, 1999.

     On January 9, 2001, in connection with the NNE acquisition, $4,800,000 was drawn on the revolving credit facility with interest accruing at the base rate provided by Union Bank of California pursuant to the terms of the Credit Agreement plus .75% (9.75% on January 9, 2001). There is an unused line fee equal to .5% per annum based on the average aggregate amount, for each day during the period, of the Available Revolving Loan Commitment payable quarterly in arrears on the last day of each quarter. The $35,000,000 term note accrues interest at the base rate provided by
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Item 2.  Acquisition or Disposition of Assets - (Continued)

Union Bank of California pursuant to the terms of the Credit Agreement plus
 .75%(9.75% per annum on January 9, 2001) and is payable in four quarterly installments $1,500,000 beginning March 31, 2001, followed by twelve quarterly installments of $1,750,000, and four final quarterly installments of $2,000,000, together, in each instance, with interest thereon to the date of payment. On January 9, 2001, $35,000,000 was drawn and outstanding on the term loan. The obligations under the Agreement are secured by a first lien on and assignment of all of the assets of Alpha and its subsidiaries.


Item 5.     Other Events

     Pursuant to Alpha's Rights Offering which expired on January 8, 2001, shareholders purchased 270,946 shares of Common Stock of Alpha, the maximum number of shares offered, at a purchase price of $7.25 per share.


Item 7.   Pro Forma Financial Statements and Exhibits.


     (a)  Financial Statements of Businesses Acquired

          Financial Statements for the acquisition described in Item 2 above and the report of Grant Thornton LLP thereon were previously reported in Registration Statement No. 333-47556 on Form S-2 of Registrant.


     (b)  Pro Forma Financial Information

          Pro Forma Financial Information for the acquisition described in
          Item 2 above was previously reported in Registration Statement No. 333-47556 on Form S-2 of Registrant.
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Item 7.   Pro Forma Financial Statements and Exhibits -(Continued)

   (c.)   Exhibits


   2. Stock Purchase Agreement Between Mestek, Inc. and Alpha Technologies Group, Inc. dated September 18, 2000 (Exhibits and schedules pursuant to the Agreement have not been filed by the Registrant, who hereby undertakes to file such exhibits and schedules upon request of the Commission.)

   2.1 Amendment No. 1 dated November 10, 2000 to the Stock Purchase Agreement dated September 18, 2000 by and between Mestek and Alpha Technologies Group, Inc.

   4.1 Credit Agreement among Alpha Technologies Group, Inc., The Lenders Parties Thereto, Union Bank of California, N.A. as Sole Lead Arranger and Union Bank of California, N.A. as Administrative Agent dated December 26, 2000. (Exhibits and schedules pursuant to the Agreement have not been filed by the Registrant, who hereby undertakes to file such exhibits and schedules upon request of the Commission.)
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                                   SIGNATURE


  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                       Alpha Technologies Group, Inc.



Date:  January 23, 2001                By: /s/ Johnny J. Blanchard
       ----------------                   ------------------------------
                                               Johnny J. Blanchard
                                             Chief Financial Officer
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                                INDEX TO EXHIBIT

                                                                                    Sequentially
Exhibit                                                                               Numbered
Number                      Description of Exhibit                                      Page
   2.     Stock Purchase Agreement Between Mestek, Inc. and Alpha Technologies
          Group, Inc. dated September 18, 2000 (Exhibits and schedules pursuant to the Agreement have not been filed by the Registrant, who hereby undertakes to file such exhibits and schedules upon request of the
          Commission.)

   2.1    Amendment No. 1 dated November 10, 2000 to the Stock Purchase
          Agreement dated September 18, 2000 by and between Mestek and Alpha
          Technologies Group, Inc.

   4.1    Credit Agreement among Alpha Technologies Group, Inc., The Lenders
          Parties Thereto, Union Bank of California, N.A. as Sole Lead Arranger and Union Bank of California, N.A. as Administrative Agent dated
          December 26, 2000. (Exhibits and schedules pursuant to the Agreement have not been filed by the Registrant, who hereby undertakes to file such exhibits and schedules upon request of the Commission.)